UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (661) 251-0001

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K, on August 23, 2016, BioSolar, Inc. (the “Company”) announced that the Company entered into a research agreement (the “Agreement”), effective August 17, 2016, with North Carolina Agricultural and Technical State University, a constituent member of the University of North Carolina system (the “University”). On September 11, 2017, the Company and the University extended the initial term of the Agreement for another twelve months, through September 11, 2018.

The Company shall continue to sponsor the University’s project which shall include the research, testing and evaluation of a proposal (the “Project”). Total costs to the Company for the extended term are not to exceed the sum of $159,610. The Agreement may be further extended upon mutual agreement by the parties and may be terminated upon terminated due to the inability of the principal investigator to continue the Project, and a mutually acceptable substitute is not available, or upon thirty (30) days prior written notice by either party to the other.

The foregoing summary of the terms of the Agreement are subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1 and incorporated herein by reference.

On September 13, 2017, the Company issued a press release with respect to the foregoing. A copy of the press release is included hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Research Agreement dated September 11, 2017
99.1	Press Release dated September 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: September 13, 2017	/s/ David Lee
David Lee
Chief Executive Officer

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